Exhibit 99.1
NEWS RELEASE

FOR RELEASE: IMMEDIATE

GATX CORPORATION REPORTS 2018 THIRD-QUARTER RESULTS
CHICAGO, IL, October 23, 2018 - GATX Corporation (NYSE:GATX) today reported 2018 third quarter net income of $47.0 million or $1.22 per diluted share, compared to net income of $49.0 million or $1.25 per diluted share in the third quarter of 2017. Year-to-date 2018 net income was $162.1 million or $4.21 per diluted share, compared to $159.9 million or $4.04 per diluted share in the prior year period.
2018 year-to-date results include a net negative impact of $5.8 million or $0.15 per diluted share, attributed to costs associated with the closure of a railcar maintenance facility in Germany in the second quarter. The 2017 year-to-date results include net after-tax gains of $1.1 million or $0.03 per diluted share, related to the exit of Portfolio Management’s marine investments and other items. Details related to Tax Adjustments and Other Items are provided in the attached Supplemental Information.
Brian A. Kenney, president and chief executive officer of GATX stated, “The operating environment for Rail North America continued to improve in the third quarter, as railroad car loadings increased and railroad velocity decreased relative to 2017. Despite absolute lease rates increasing across our fleet, revenue pressure continues as the renewal lease rate change for GATX’s Lease Price Index was a negative 11.5% for the quarter. Fleet utilization increased to 99.2% and our renewal success rate was 82.9% during the quarter. The improving operating environment is resulting in substantially lower railcar maintenance expense in 2018 than we anticipated, especially for tank qualifications. This is expected to result in higher maintenance expense in 2019 as this mandatory work is completed.”
“Rail International is performing well. Utilization at GATX Rail Europe increased to 98.4%, as we continue to see gradual improvement across the markets we serve. Rolls-Royce and Partners Finance affiliates’ performance was solid as the demand for aircraft spare engines remains strong. At American Steamship Company, 10 vessels are sailing under favorable operating conditions on the Great Lakes.”
Mr. Kenney concluded, “Based on year-to-date performance and our outlook for the remainder of the year, we continue to expect our 2018 full-year earnings to be in the range of $4.90 to $5.10 per diluted share. This guidance excludes any impact from Tax Adjustments and Other Items.”
RAIL NORTH AMERICA
Rail North America reported segment profit of $68.2 million in the third quarter of 2018, compared to $70.2 million in the third quarter of 2017. Lower segment profit was a result of lower revenues partially offset by lower maintenance expense. Year to date, Rail North America reported segment profit of $241.3 million, compared to

$238.1 million in the same period of 2017. Lower revenues in 2018 were more than offset by lower maintenance expense and higher gains on asset dispositions in 2018, resulting in slightly higher segment profit.
At September 30, 2018, Rail North America’s wholly owned fleet was comprised of approximately 119,000 railcars, including approximately 16,000 boxcars. The following fleet statistics and performance discussion exclude the boxcar fleet.
Fleet utilization was 99.2% at the end of the third quarter, compared to 98.9% at the end of the prior quarter and 98.5% at the end of the third quarter of 2017. During the third quarter of 2018, the GATX Lease Price Index (LPI), a weighted-average lease renewal rate for a group of railcars representative of Rail North America’s fleet, was a negative 11.5%. This compares to an LPI of negative 16.1% in the prior quarter and a negative 27.0% in the third quarter of 2017. The average lease renewal term for railcars included in the LPI during the third quarter was 33 months, compared to 41 months in the prior quarter and 35 months in the third quarter of 2017. Rail North America’s investment volume during the third quarter was $129.1 million.
Additional fleet statistics, including information about the boxcar fleet, and macroeconomic data related to Rail North America’s business are provided on the last page of this press release.
RAIL INTERNATIONAL
Rail International’s segment profit was $20.7 million in the third quarter of 2018, compared to $20.1 million in the third quarter of 2017. Rail International reported segment profit of $52.5 million year-to-date 2018, compared to $50.1 million for the same period of 2017. The year-to-date 2018 results include $8.6 million of expense ($5.8 million after-tax) related to the closure of GATX Rail Europe’s (GRE) railcar maintenance facility in Germany. Favorable results in the comparative periods were driven by more cars on lease and foreign exchange impacts.
At September 30, 2018, GRE's fleet consisted of approximately 23,000 railcars and utilization was 98.4%, compared to 97.8% at the end of the prior quarter and 95.6% at the end of the third quarter of 2017. Additional fleet statistics for GRE are provided on the last page of this press release.
PORTFOLIO MANAGEMENT
Portfolio Management reported segment profit of $9.0 million in the third quarter of 2018, compared to a segment profit of $12.8 million in the third quarter of 2017. Segment profit year-to-date 2018 was $34.3 million, compared to $47.3 million year-to-date 2017. The decline in year-to-date segment profit is primarily driven by lower residual sharing fees and lower marine operating results partially offset by strong operating performance at the Rolls-Royce and Partner Finance affiliates (RRPF). 2017 year-to-date segment profit includes a net pre-tax gain of approximately $1.8 million ($1.1 million after-tax) associated with the planned exit of the majority of the marine investments.
AMERICAN STEAMSHIP COMPANY
American Steamship Company (ASC) reported segment profit of $11.9 million in the third quarter of 2018, compared to $12.1 million in the third quarter of 2017. Segment profit year-to-date 2018 was $20.7 million, compared to $18.4 million year-to-date 2017. ASC carried 8.7 million net tons of cargo in the third quarter of 2018, compared to 9.8 million net tons in the prior year period. Lower tonnage transported was more than offset by favorable operating conditions and efficient fleet performance resulting in slightly higher segment profit in 2018.

COMPANY DESCRIPTION
GATX Corporation (NYSE:GATX) strives to be recognized as the finest railcar leasing company in the world by its customers, its shareholders, its employees and the communities where it operates. As the leading global railcar lessor, GATX has been providing quality railcars and services to its customers for 120 years. GATX has been headquartered in Chicago, Illinois, since its founding in 1898. For more information, please visit the Company’s website at www.gatx.com.

TELECONFERENCE INFORMATION
GATX Corporation will host a teleconference to discuss 2018 third-quarter results. Call details are as follows:
Tuesday, October 23rd
11:00 A.M. Eastern Time
Domestic Dial-In: 1-800-682-0995
International Dial-In: 1-334-323-0509
Replay: 1-888-203-1112 or 1-719-457-0820 /Access Code: 1176696

Call-in details, a copy of this press release and real-time audio access are available at www.gatx.com. Please access the call 15 minutes prior to the start time. Following the call, a replay will be available on the same site.

FORWARD-LOOKING STATEMENTS
Statements in this Earnings Release not based on historical facts are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and, accordingly, involve known and unknown risks and uncertainties that are difficult to predict and could cause our actual results, performance, or achievements to differ materially from those discussed. These include statements as to our future expectations, beliefs, plans, strategies, objectives, events, conditions, financial performance, prospects, or future events. In some cases, forward-looking statements can be identified by the use of words such as “may,” “could,” “expect,” “intend,” “plan,” “seek,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” "outlook," “continue,” “likely,” “will,” “would”, and similar words and phrases. Forward-looking statements are necessarily based on estimates and assumptions that, while considered reasonable by us and our management, are inherently uncertain. Accordingly, you should not place undue reliance on forward-looking statements, which speak only as of the date they are made, and are not guarantees of future performance. We do not undertake any obligation to publicly update or revise these forward-looking statements.
The following factors, in addition to those discussed in our other filings with the SEC, including our Form 10-K for the year ended December 31, 2017 and subsequent reports on Form 10-Q, could cause actual results to differ materially from our current expectations expressed in forward-looking statements:

•
exposure to damages, fines, criminal and civil penalties, and reputational harm arising from a negative outcome in litigation, including claims arising from an accident involving our railcars
•
inability to maintain our assets on lease at satisfactory rates due to oversupply of railcars in the market or other changes in supply and demand
•
a significant decline in customer demand for our railcars or other assets or services, including as a result of:
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weak macroeconomic conditions
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weak market conditions in our customers' businesses
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declines in harvest or production volumes
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adverse changes in the price of, or demand for, commodities
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changes in railroad operations or efficiency
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changes in supply chains
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availability of pipelines, trucks, and other alternative modes of transportation
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other operational or commercial needs or decisions of our customers
•
higher costs associated with increased railcar assignments following non-renewal of leases, customer defaults, and compliance maintenance programs or other maintenance initiatives
•
events having an adverse impact on assets, customers, or regions where we have a concentrated investment exposure
•
financial and operational risks associated with long-term railcar purchase commitments, including increased costs due to tariffs or trade disputes
•
reduced opportunities to generate asset remarketing income

•
operational and financial risks related to our affiliate investments, including the Rolls-Royce & Partners Finance joint ventures
•
the impact of changes to the Internal Revenue Code as a result of the Tax Cuts and Jobs Act of 2017, and uncertainty as to how this legislation will be interpreted and applied.
•
fluctuations in foreign exchange rates
•
failure to successfully negotiate collective bargaining agreements with the unions representing a substantial portion of our employees
•
asset impairment charges we may be required to recognize
•
deterioration of conditions in the capital markets, reductions in our credit ratings, or increases in our financing costs
•
competitive factors in our primary markets, including competitors with a significantly lower cost of capital than GATX
•
risks related to international operations and expansion into new geographic markets, including the imposition of new or additional tariffs, quotas, or trade barriers
•
changes in, or failure to comply with, laws, rules, and regulations
•
inability to obtain cost-effective insurance
•
environmental remediation costs
•
inadequate allowances to cover credit losses in our portfolio
•
inability to maintain and secure our information technology infrastructure from cybersecurity threats and related disruption of our business

FOR FURTHER INFORMATION CONTACT:
GATX Corporation
Jennifer McManus
Director, Investor Relations
GATX Corporation
312-621-6409
jennifer.mcmanus@gatx.com

Investor, corporate, financial, historical financial, and news release information may be found at www.gatx.com.

(10/23/18)

GATX CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)
(In millions, except per share data)

	Three Months Ended September 30		Nine Months Ended September 30

	2018	2017	2018	2017
Revenues
Lease revenue	$271.9	$276.6	$816.1	$823.4
Marine operating revenue	60.8	62.9	130.8	135.0
Other revenue	17.0	20.1	57.6	65.7
Total Revenues	349.7	359.6	1,004.5	1,024.1
Expenses
Maintenance expense	77.5	84.9	240.7	247.7
Marine operating expense	39.4	38.9	89.5	89.8
Depreciation expense	81.6	78.6	240.1	227.9
Operating lease expense	11.8	15.8	37.5	46.8
Other operating expense	8.5	8.5	26.2	25.9
Selling, general and administrative expense	46.5	42.5	137.6	127.8
Total Expenses	265.3	269.2	771.6	765.9
Other Income (Expense)
Net gain on asset dispositions	10.3	9.4	72.5	56.3
Interest expense, net	(42.6)	(40.2)	(124.7)	(119.4)
Other expense	(3.8)	(2.4)	(14.9)	(5.5)
Income before Income Taxes and Share of Affiliates’ Earnings	48.3	57.2	165.8	189.6
Income taxes	(13.1)	(20.4)	(42.8)	(60.3)
Share of affiliates’ earnings, net of taxes	11.8	12.2	39.1	30.6
Net Income	$47.0	$49.0	$162.1	$159.9

Share Data
Basic earnings per share	$1.25	$1.27	$4.29	$4.10
Average number of common shares	37.7	38.6	37.8	39.0
Diluted earnings per share	$1.22	$1.25	$4.21	$4.04
Average number of common shares and common share equivalents	38.5	39.2	38.5	39.6
Dividends declared per common share	$0.44	$0.42	$1.32	$1.26

GATX CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS (UNAUDITED)
(In millions)

	September 30	December 31
	2018	2017
Assets
Cash and Cash Equivalents	$254.5	$296.5
Restricted Cash	4.1	3.2
Receivables
Rent and other receivables	85.2	83.4
Finance leases	129.0	136.1
Less: allowance for losses	(6.5)	(6.4)
	207.7	213.1

Operating Assets and Facilities	9,262.9	9,045.4
Less: allowance for depreciation	(2,965.0)	(2,853.3)
	6,297.9	6,192.1

Investments in Affiliated Companies	478.5	441.0
Goodwill	83.6	85.6
Other Assets	191.1	190.9
Total Assets	$7,517.4	$7,422.4

Liabilities and Shareholders’ Equity
Accounts Payable and Accrued Expenses	$152.8	$154.3
Debt
Commercial paper and borrowings under bank credit facilities	—	4.3
Recourse	4,397.3	4,371.7
Capital lease obligations	11.6	12.5
	4,408.9	4,388.5

Deferred Income Taxes	890.7	853.7
Other Liabilities	227.0	233.2
Total Liabilities	5,679.4	5,629.7
Total Shareholders’ Equity	1,838.0	1,792.7
Total Liabilities and Shareholders’ Equity	$7,517.4	$7,422.4

GATX CORPORATION AND SUBSIDIARIES
SEGMENT DATA (UNAUDITED)
Three Months Ended September 30, 2018
(In millions)

	Rail N.A.	Rail Int’l	Portfolio Management	ASC	Other	GATX Consolidated
Revenues
Lease revenue	$218.2	$52.3	$0.3	$1.1	$—	$271.9
Marine operating revenue	—	—	3.1	57.7	—	60.8
Other revenue	15.2	1.8	—	—	—	17.0
Total Revenues	233.4	54.1	3.4	58.8	—	349.7
Expenses
Maintenance expense	60.6	10.1	—	6.8	—	77.5
Marine operating expense	—	—	4.4	35.0	—	39.4
Depreciation expense	62.5	13.8	1.8	3.5	—	81.6
Operating lease expense	11.8	—	—	—	—	11.8
Other operating expense	7.1	1.3	0.1	—	—	8.5
Total Expenses	142.0	25.2	6.3	45.3	—	218.8
Other Income (Expense)
Net gain on asset dispositions	9.6	0.5	0.2	—	—	10.3
Interest (expense) income, net	(31.8)	(8.9)	(2.6)	(1.5)	2.2	(42.6)
Other (expense) income	(1.2)	0.2	—	(0.1)	(2.7)	(3.8)
Share of affiliates’ pre-tax income	0.2	—	14.3	—	—	14.5
Segment profit (loss)	$68.2	$20.7	$9.0	$11.9	$(0.5)	$109.3
Less:
Selling, general and administrative expense						46.5
Income taxes (includes $2.7 related to affiliates’ earnings)						15.8
Net income						$47.0
Selected Data:
Investment volume	$129.1	$40.4	$—	$—	$0.2	$169.7
Net Gain on Asset Dispositions
Asset Remarketing Income:
Disposition gains on owned assets	$6.7	$—	—	$—	$—	$6.7
Residual sharing income	0.5	—	0.2	—	—	0.7
Non-remarketing disposition gains (1)	2.4	0.5	—	—	—	2.9
	$9.6	$0.5	0.2	$—	$—	$10.3

(1) Includes scrapping gains.

GATX CORPORATION AND SUBSIDIARIES
SEGMENT DATA (UNAUDITED)
Three Months Ended September 30, 2017
(In millions)

	Rail N.A.	Rail Int’l	Portfolio Management	ASC	Other	GATX Consolidated
Revenues
Lease revenue	$224.5	$50.3	$0.7	$1.1	$—	$276.6
Marine operating revenue	—	—	3.8	59.1	—	62.9
Other revenue	17.9	2.0	0.2	—	—	20.1
Total Revenues	242.4	52.3	4.7	60.2	—	359.6
Expenses
Maintenance expense	66.1	11.1	—	7.7	—	84.9
Marine operating expense	—	—	4.2	34.7	—	38.9
Depreciation expense	60.1	12.8	1.7	4.0	—	78.6
Operating lease expense	15.5	—	—	0.3	—	15.8
Other operating expense	7.3	1.1	0.1	—	—	8.5
Total Expenses	149.0	25.0	6.0	46.7	—	226.7
Other Income (Expense)
Net gain on asset dispositions	8.1	1.0	0.3	—	—	9.4
Interest (expense) income, net	(30.5)	(8.5)	(2.2)	(1.4)	2.4	(40.2)
Other (expense) income	(0.9)	0.3	—	—	(1.8)	(2.4)
Share of affiliates’ pre-tax income	0.1	—	16.0	—	—	16.1
Segment profit	$70.2	$20.1	$12.8	$12.1	$0.6	$115.8
Less:
Selling, general and administrative expense						42.5
Income taxes (includes $3.9 related to affiliates’ earnings)						24.3
Net income						$49.0
Selected Data:
Investment volume	$103.3	$22.9	$36.6	$0.8	$0.1	$163.7
Net Gain on Asset Dispositions
Asset Remarketing Income:
Disposition gains on owned assets	$7.5	$0.1	$—	$—	$—	$7.6
Residual sharing income	0.2	—	0.3	—	—	0.5
Non-remarketing disposition gains (1)	0.4	0.9	—	—	—	1.3
	$8.1	$1.0	$0.3	$—	$—	$9.4

(1) Includes scrapping gains.

GATX CORPORATION AND SUBSIDIARIES
SEGMENT DATA (UNAUDITED)
Nine Months Ended September 30, 2018
(In millions)

	Rail N.A.	Rail Int’l	Portfolio Management	ASC	Other	GATX Consolidated
Revenues
Lease revenue	$655.3	$156.9	$0.8	$3.1	$—	$816.1
Marine operating revenue	—	—	11.0	119.8	—	130.8
Other revenue	51.1	6.0	0.5	—	—	57.6
Total Revenues	706.4	162.9	12.3	122.9	—	1,004.5
Expenses
Maintenance expense	192.8	33.8	—	14.1	—	240.7
Marine operating expense	—	—	12.9	76.6	—	89.5
Depreciation expense	185.8	41.7	5.5	7.1	—	240.1
Operating lease expense	37.5	—	—	—	—	37.5
Other operating expense	21.5	4.3	0.4	—	—	26.2
Total Expenses	437.6	79.8	18.8	97.8	—	634.0
Other Income (Expense)
Net gain on asset dispositions	68.4	3.2	0.8	0.1	—	72.5
Interest (expense) income, net	(93.1)	(26.5)	(7.6)	(4.3)	6.8	(124.7)
Other expense	(3.3)	(7.3)	—	(0.2)	(4.1)	(14.9)
Share of affiliates’ pre-tax income	0.5	—	47.6	—	—	48.1
Segment profit	$241.3	$52.5	$34.3	$20.7	$2.7	$351.5
Less:
Selling, general and administrative expense						137.6
Income taxes (includes $9.0 related to affiliates’ earnings)						51.8
Net income						$162.1
Selected Data:
Investment volume	$414.7	$104.5	$—	$15.8	$1.7	$536.7
Net Gain on Asset Dispositions
Asset Remarketing Income:
Disposition gains on owned assets	$60.8	$—	$—	$0.1	$—	$60.9
Residual sharing income	0.9	—	0.8	—	—	1.7
Non-remarketing disposition gains (1)	6.7	3.2	—	—	—	9.9
	$68.4	$3.2	$0.8	$0.1	$—	$72.5

(1) Includes scrapping gains.

GATX CORPORATION AND SUBSIDIARIES
SEGMENT DATA (UNAUDITED)
Nine Months Ended September 30, 2017
(In millions)

	Rail N.A.	Rail Int’l	Portfolio Management	ASC	Other	GATX Consolidated
Revenues
Lease revenue	$677.4	$139.8	$3.1	$3.1	$—	$823.4
Marine operating revenue	—	—	21.8	113.2	—	135.0
Other revenue	60.0	4.7	1.0	—	—	65.7
Total Revenues	737.4	144.5	25.9	116.3	—	1,024.1
Expenses
Maintenance expense	202.3	30.8	—	14.6	—	247.7
Marine operating expense	—	—	19.2	70.6	—	89.8
Depreciation expense	178.8	35.8	5.2	8.1	—	227.9
Operating lease expense	45.3	—	—	1.5	—	46.8
Other operating expense	21.7	3.5	0.7	—	—	25.9
Total Expenses	448.1	70.1	25.1	94.8	—	638.1
Other Income (Expense)
Net gain on asset dispositions	42.6	2.6	11.1	—	—	56.3
Interest (expense) income, net	(90.1)	(24.5)	(6.8)	(3.9)	5.9	(119.4)
Other (expense) income	(4.1)	(2.3)	2.3	0.8	(2.2)	(5.5)
Share of affiliates’ pre-tax income (loss)	0.4	(0.1)	39.9	—	—	40.2
Segment profit	$238.1	$50.1	$47.3	$18.4	$3.7	$357.6
Less:
Selling, general and administrative expense						127.8
Income taxes (includes $9.6 related to affiliates’ earnings)						69.9
Net income						$159.9
Selected Data:
Investment volume	$333.7	$74.7	$36.6	$13.6	$0.4	$459.0
Net Gain on Asset Dispositions
Asset Remarketing Income:
Disposition gains on owned assets	$39.5	$0.1	$1.8	$—	$—	$41.4
Residual sharing income	0.5	—	9.3	—	—	9.8
Non-remarketing disposition gains (1)	4.5	2.5	—	—	—	7.0
Asset impairments	(1.9)	—	—	—	—	(1.9)
	$42.6	$2.6	$11.1	$—	$—	$56.3

(1) Includes scrapping gains.

GATX CORPORATION AND SUBSIDIARIES
SUPPLEMENTAL INFORMATION (UNAUDITED)
(In millions, except per share data)

Impact of Tax Adjustments and Other Items on Net Income*

	Three Months Ended September 30		Nine Months Ended September 30
	2018	2017	2018	2017
Net income (GAAP)	$47.0	$49.0	$162.1	$159.9

Adjustments attributable to consolidated pre-tax income:
Costs attributable to the closure of a maintenance facility at Rail International	—	—	8.6	—
Net gain on wholly owned Portfolio Management marine investments	—	—	—	(1.8)
Total adjustments attributable to consolidated pre-tax income	$—	$—	$8.6	$(1.8)
Income taxes thereon, based on applicable effective tax rate	$—	$—	$(2.8)	$0.7

Net income, excluding tax adjustments and other items (non-GAAP)	$47.0	$49.0	$167.9	$158.8

Impact of Tax Adjustments and Other Items on Diluted Earnings per Share*

	Three Months Ended September 30		Nine Months Ended September 30
	2018	2017	2018	2017
Diluted earnings per share (GAAP)	$1.22	$1.25	$4.21	$4.04
Diluted earnings per share, excluding tax adjustments and other items (non-GAAP)	$1.22	$1.25	$4.36	$4.01

(*) In addition to financial results reported in accordance with GAAP, we provide certain non-GAAP financial information. Specifically, we exclude the effects of certain tax adjustments and other items for purposes of presenting net income and diluted earnings per share because we believe these items are not attributable to our business operations. Management utilizes net income, excluding tax adjustments and other items, when analyzing financial performance because such amounts reflect the underlying operating results that are within management’s ability to influence. Accordingly, we believe presenting this information provides investors and other users of our financial statements with meaningful supplemental information for purposes of analyzing year-to-year financial performance on a comparable basis and assessing trends.

GATX CORPORATION AND SUBSIDIARIES
SUPPLEMENTAL INFORMATION (UNAUDITED)
(In millions, except leverage)

	9/30/2017	12/31/2017	3/31/2018	6/30/2018	9/30/2018
Assets by Segment, as adjusted (non-GAAP)*
Rail North America	$5,296.3	$5,334.0	$5,362.2	$5,409.0	$5,418.2
Rail International	1,249.4	1,291.5	1,329.0	1,266.6	1,294.5
Portfolio Management	614.0	580.6	593.1	605.8	614.6
ASC	310.2	286.6	298.2	313.6	303.4
Other	60.6	65.7	59.8	61.1	60.7
Total Assets, excluding cash, as adjusted (non-GAAP)	$7,530.5	$7,558.4	$7,642.3	$7,656.1	$7,691.4
Debt, Net of Unrestricted Cash*
Unrestricted cash	$(199.2)	$(296.5)	$(233.1)	$(237.4)	$(254.5)
Commercial paper and bank credit facilities	15.7	4.3	4.4	4.3	—
Recourse debt	4,266.7	4,371.7	4,359.5	4,397.9	4,397.3
Capital lease obligations	12.8	12.5	12.2	11.9	11.6
Total debt, net of unrestricted cash (GAAP)	4,096.0	4,092.0	4,143.0	4,176.7	4,154.4
Off-balance sheet recourse debt	471.5	435.7	411.7	401.7	432.6
Total recourse debt, net of unrestricted cash, as adjusted (non-GAAP) (1)	$4,567.5	$4,527.7	$4,554.7	$4,578.4	$4,587.0
Shareholders’ Equity (2)	$1,470.2	$1,792.7	$1,839.7	$1,817.6	$1,838.0
Recourse Leverage (3)	3.1	2.5	2.5	2.5	2.5
 _________

(1)	Includes on- and off-balance sheet recourse debt; capital lease obligations; commercial paper and bank credit facilities, net of unrestricted cash.

(2)	Balances for 12/31/2017, 3/31/2018, 6/30/2018 and 9/30/2018 reflect the impact of the Tax Cuts and Jobs Act recognized in the fourth quarter of 2017.

(3)	Calculated as total recourse debt / shareholder's equity.

Reconciliation of Total Assets, excluding cash (GAAP) to Total Assets, excluding cash, as adjusted (non-GAAP)
Total Assets	$7,261.9	$7,422.4	$7,468.0	$7,495.5	$7,517.4
Less: cash	(202.9)	(299.7)	(237.4)	(241.1)	(258.6)
Total Assets, excluding cash (GAAP)	7,059.0	7,122.7	7,230.6	7,254.4	7,258.8
Add off-balance sheet assets:
Rail North America	471.3	435.7	411.7	401.7	432.6
ASC	0.2	—	—	—	—
Total off-balance sheet assets	471.5	435.7	411.7	401.7	432.6
Total Assets, excluding cash, as adjusted (non-GAAP)	$7,530.5	$7,558.4	$7,642.3	$7,656.1	$7,691.4

(*) We include total on- and off-balance sheet assets because certain operating assets are accounted for as operating leases and are not recorded on the balance sheet. We include these leased-in assets in our calculation of total assets (as adjusted) because we believe it gives investors a more comprehensive representation of the magnitude of the assets we operate and that drive our financial performance. In addition, this calculation of total assets (as adjusted) provides consistency with other non-financial information we disclose. We also provide information regarding our leverage ratios, which are expressed as a ratio of debt (including off-balance sheet debt) to equity. The off-balance sheet debt amount in this calculation is the equivalent of the off-balance sheet asset amount. We believe reporting this corresponding off-balance sheet debt amount provides investors and other users of our financial statements with a more comprehensive representation of our debt obligations, leverage, and capital structure.

 GATX CORPORATION AND SUBSIDIARIES
SUPPLEMENTAL INFORMATION (UNAUDITED)
(Continued)

	9/30/2017	12/31/2017	3/31/2018	6/30/2018	9/30/2018
Rail North America Statistics
Lease Price Index (LPI) (1)
Average renewal lease rate change	(27.0)%	(32.4)%	(11.6)%	(16.1)%	(11.5)%
Average renewal term (months)	35	36	34	41	33
Fleet Rollforward (2)
Beginning balance	104,007	103,692	103,730	102,597	102,890
Cars added	637	786	1,226	1,231	1,381
Cars scrapped	(854)	(600)	(673)	(720)	(431)
Cars sold	(98)	(148)	(1,686)	(218)	(420)
Ending balance	103,692	103,730	102,597	102,890	103,420
Utilization	98.5%	98.2%	98.2%	98.9%	99.2%
Average active railcars	102,555	102,078	101,208	101,330	102,056
Boxcar Fleet
Ending balance	16,555	16,398	16,227	16,007	15,859
Utilization	92.4%	92.6%	93.5%	92.8%	94.7%
Rail Europe Statistics
Fleet Rollforward
Beginning balance	23,180	23,227	23,166	23,004	23,124
Cars added	179	197	63	245	258
Cars scrapped/sold	(132)	(258)	(225)	(125)	(148)
Ending balance	23,227	23,166	23,004	23,124	23,234
Utilization	95.6%	96.8%	96.7%	97.8%	98.4%
Average active railcars	22,215	22,290	22,327	22,407	22,759
Rail North America Industry Statistics
Manufacturing Capacity Utilization Index (3)	76.1%	77.3%	77.5%	77.8%	78.1%
Year-over-year Change in U.S. Carloadings (excl. intermodal) (4)	3.8%	2.9%	(0.3)%	1.3%	2.0%
Year-over-year Change in U.S. Carloadings (chemical) (4)	0.2%	1.2%	3.1%	3.8%	4.5%
Year-over-year Change in U.S. Carloadings (petroleum) (4)	(14.8)%	(12.2)%	3.3%	6.8%	14.7%
Production Backlog at Railcar Manufacturers (5)	64,253	58,275	55,216	65,161	n/a (6)
American Steamship Company Statistics
Total Net Tons Carried (millions)	9.8	8.5	0.9	8.1	8.7
 _________
(1) GATX's Lease Price Index (LPI) is an internally-generated business indicator that measures lease rate pricing on renewals for our North American railcar fleet, excluding boxcars. The index is calculated using the weighted average lease rate for a group of railcar types that GATX believes best represents its overall North American fleet, excluding boxcars. The average renewal lease rate change is reported as the percentage change between the average renewal lease rate and the average expiring lease rate, weighted by fleet composition. The average renewal lease term is reported in months and reflects the average renewal lease term of railcar types in the LPI, weighted by fleet composition.
(2) Excludes boxcar fleet.
(3) As reported and revised by the Federal Reserve.
(4) As reported by the Association of American Railroads (AAR).
(5) As reported by the Railway Supply Institute (RSI).
(6) Not available, not published as of the date of this release.